Exhibit 2

Unaudited Condensed Consolidated Interim Financial Statements of WPP plc for the six months ended

30 June 2012 and 2011 and the year ended 31 December 2011

WPP plc

Unaudited condensed consolidated interim income statement

for the six months ended 30 June 2012 and 2011 and the year ended 31 December 2011

	Notes	Six months ended 30 June 2012 £m		Six months ended 30 June 2011 £m		Year ended 31 December 2011 £m
Revenue	6	4,971.6		4,713.0		10,021.8
Direct costs		(403.8)		(360.2)		(783.3)
Gross profit		4,567.8		4,352.8		9,238.5
Operating costs	4	(4,112.4)		(3,921.6)		(8,046.3)
Operating profit		455.4		431.2		1,192.2
Share of results of associates	4	28.0		24.5		66.1
Profit before interest and taxation		483.4		455.7		1,258.3
Finance income	5	42.9		44.9		97.3
Finance costs	5	(146.1)		(145.8)		(297.2)
Revaluation of financial instruments	5	(22.5)		(20.5)		(50.0)
Profit before taxation		357.7		334.3		1,008.4
Taxation	7	(50.9)		(71.5)		(91.9)
Profit for the period		306.8		262.8		916.5

Attributable to:
Equity holders of the parent		277.8		230.7		840.1
Non-controlling interests		29.0		32.1		76.4
		306.8		262.8		916.5
Earnings per share
Basic earnings per ordinary share	9	22.3	p	18.5	p	67.6	p
Diluted earnings per ordinary share	9	21.6	p	18.1	p	64.5	p

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim income statement.

WPP plc

Unaudited condensed consolidated interim statement of comprehensive income for the six months ended 30 June 2012 and 2011 and the year ended 31 December 2011

	Six months ended 30 June 2012 £m	Six months ended 30 June 2011 £m	Year ended 31 December 2011 £m
Profit for the period	306.8	262.8	916.5
Exchange adjustments on foreign currency net investments	(165.8)	57.8	(256.3)
Gain/(loss) on revaluation of available for sale investments	25.7	(0.5)	11.3
Actuarial loss on defined benefit pension plans	—	—	(72.0)
Deferred tax on defined benefit pension plans	—	—	0.1
Other comprehensive (loss)/income relating to the period	(140.1)	57.3	(316.9)
Total comprehensive income relating to the period	166.7	320.1	599.6

Attributable to:
Equity holders of the parent	139.7	290.5	529.5
Non-controlling interests	27.0	29.6	70.1
	166.7	320.1	599.6

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim statement of comprehensive income.

WPP plc

Unaudited condensed consolidated interim cash flow statement for the six months ended 30 June 2012 and 2011 and the year ended 31 December 2011

	Notes	Six months ended 30 June 2012 £m	Six months ended 30 June 2011 £m	Year ended 31 December 2011 £m
Net cash (outflow)/inflow from operating activities	10	(136.5)	(490.0)	665.2
Investing activities
Acquisitions and disposals	10	(136.9)	(181.8)	(469.8)
Purchase of property, plant and equipment		(97.2)	(92.9)	(216.1)
Purchase of other intangible assets (including capitalised computer software)		(19.0)	(13.7)	(37.1)
Proceeds on disposal of property, plant and equipment		5.3	7.3	13.2
Net cash outflow from investing activities		(247.8)	(281.1)	(709.8)
Financing activities
Share option proceeds		37.4	23.5	28.8
Cash consideration for non-controlling interests	10	(3.3)	(46.9)	(62.6)
Share repurchases and buybacks	10	(66.2)	(98.5)	(182.2)
Net increase in borrowings	10	7.6	291.0	301.4
Financing and share issue costs		(0.4)	(1.0)	(11.9)
Equity dividends paid		—	—	(218.4)
Dividends paid to non-controlling interests in subsidiary undertakings		(24.8)	(28.7)	(62.2)
Net cash (outflow)/inflow from financing activities		(49.7)	139.4	(207.1)
Net decrease in cash and cash equivalents		(434.0)	(631.7)	(251.7)
Translation differences		(22.5)	9.1	(29.9)
Cash and cash equivalents at beginning of period		1,428.2	1,709.8	1,709.8
Cash and cash equivalents at end of period	10	971.7	1,087.2	1,428.2

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim cash flow statement.

WPP plc

Unaudited condensed consolidated interim balance sheet

as at 30 June 2012 and 2011 and 31 December 2011

	Notes	30 June 2012 £m	30 June 2011 £m	31 December 2011 £m
Non-current assets
Intangible assets:
Goodwill	11	9,385.8	9,338.5	9,430.8
Other	12	1,767.5	1,915.1	1,859.9
Property, plant and equipment		717.2	707.4	728.3
Interests in associates and joint ventures		838.7	775.3	801.3
Other investments		212.8	199.5	190.8
Deferred tax assets		84.9	79.8	86.0
Trade and other receivables	13	331.9	333.6	309.1
		13,338.8	13,349.2	13,406.2

Current assets
Inventory and work in progress		410.4	483.0	333.9
Corporate income tax recoverable		82.0	83.3	88.5
Trade and other receivables	13	8,533.7	8,908.2	8,919.7
Cash and short-term deposits		1,350.6	1,768.8	1,946.6
		10,376.7	11,243.3	11,288.7

Current liabilities
Trade and other payables	14	(10,265.6)	(10,883.0)	(11,165.5)
Corporate income tax payable		(66.2)	(75.8)	(113.4)
Bank overdrafts and loans		(397.8)	(690.6)	(518.4)
		(10,729.6)	(11,649.4)	(11,797.3)
Net current liabilities		(352.9)	(406.1)	(508.6)
Total assets less current liabilities		12,985.9	12,943.1	12,897.6

Non-current liabilities
Bonds and bank loans		(3,814.1)	(3,957.3)	(3,893.0)
Trade and other payables	15	(638.4)	(442.6)	(553.1)
Corporate income tax payable		(383.2)	(508.9)	(379.5)
Deferred tax liabilities		(671.3)	(730.9)	(741.4)
Provisions for post-employment benefits		(277.4)	(241.5)	(282.3)
Provisions for liabilities and charges		(144.8)	(152.9)	(154.0)
		(5,929.2)	(6,034.1)	(6,003.3)
Net assets		7,056.7	6,909.0	6,894.3

Equity
Called-up share capital	16	126.7	126.6	126.6
Share premium account		142.4	77.5	105.7
Shares to be issued		2.2	2.9	2.4
Other reserves		(4,336.1)	(3,909.2)	(4,197.3)
Own shares		(173.1)	(161.1)	(177.6)
Retained earnings		11,058.8	10,557.6	10,803.5
Equity share owners’ funds		6,820.9	6,694.3	6,663.3
Non-controlling interests		235.8	214.7	231.0
Total equity		7,056.7	6,909.0	6,894.3

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim balance sheet.

WPP plc

Unaudited condensed consolidated interim statement of changes in equity for the six months ended 30 June 2012, 31 December 2011, and 30 June 2011

	Called-up share capital £m	Share premium account £m	Shares to be issued £m	Other reserves £m	Own shares £m	Retained earnings £m	Total equity share owners’ funds £m	Non- controlling interests £m	Total £m
Balance at 1 January 2011	126.4	54.5	3.1	(3,954.0)	(144.8)	10,361.4	6,446.6	201.3	6,647.9
Ordinary shares issued	0.4	23.0	(0.2)	0.2	—	—	23.4	—	23.4
Share cancellations	(0.2)	—	—	0.2	—	(15.5)	(15.5)	—	(15.5)
Treasury share additions	—	—	—	—	(19.2)	—	(19.2)	—	(19.2)
Treasury share allocations	—	—	—	—	0.8	(0.8)	—	—	—
Exchange adjustments on foreign currency net investments	—	—	—	60.3	—	—	60.3	(2.5)	57.8
Net profit for the period	—	—	—	—	—	230.7	230.7	32.1	262.8
Dividends paid	—	—	—	—	—	—	—	(28.7)	(28.7)
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	38.2	38.2	—	38.2
Net movement in own shares held by ESOP Trusts	—	—	—	—	2.1	(65.9)	(63.8)	—	(63.8)
Loss on revaluation of available for sale investments	—	—	—	(0.5)	—	—	(0.5)	—	(0.5)
Recognition/remeasurement of financial instruments	—	—	—	(15.4)	—	32.9	17.5	—	17.5
Acquisition of subsidiaries[1]	—	—	—	—	—	(23.4)	(23.4)	12.5	(10.9)
Balance at 30 June 2011	126.6	77.5	2.9	(3,909.2)	(161.1)	10,557.6	6,694.3	214.7	6,909.0
Ordinary shares issued	0.2	7.4	(0.5)	0.4	—	—	7.5	—	7.5
Share cancellations	(0.5)	—	—	0.5	—	(30.4)	(30.4)	—	(30.4)
Treasury share additions	—	—	—	—	(10.6)	—	(10.6)	—	(10.6)
Exchange adjustments on foreign currency net investments	—	—	—	(310.3)	—	—	(310.3)	(3.8)	(314.1)
Net profit for the period	—	—	—	—	—	609.4	609.4	44.3	653.7
Dividends paid	—	—	—	—	—	(218.4)	(218.4)	(33.5)	(251.9)
Scrip dividend	0.3	20.8	—	—	—	(21.1)	—	—	—
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	40.6	40.6	—	40.6
Tax adjustment on share-based payments	—	—	—	—	—	(11.7)	(11.7)	—	(11.7)
Net movement in own shares held by ESOP Trusts	—	—	—	—	(5.9)	(36.8)	(42.7)	—	(42.7)
Actuarial loss on defined benefit plans	—	—	—	—	—	(72.0)	(72.0)	—	(72.0)
Deferred tax on defined benefit plans	—	—	—	—	—	0.1	0.1	—	0.1
Gain on revaluation of available for sale investments	—	—	—	11.8	—	—	11.8	—	11.8
Recognition/remeasurement of financial instruments	—	—	—	9.5	—	0.9	10.4	—	10.4
Acquisition of subsidiaries[1]	—	—	—	—	—	(14.7)	(14.7)	9.3	(5.4)
Balance at 31 December 2011	126.6	105.7	2.4	(4,197.3)	(177.6)	10,803.5	6,663.3	231.0	6,894.3
Ordinary shares issued	0.7	36.7	(0.2)	0.1	—	—	37.3	—	37.3
Share cancellations	(0.6)	—	—	0.6	—	(45.9)	(45.9)	—	(45.9)
Treasury share allocations	—	—	—	—	1.0	(1.0)	—	—	—
Exchange adjustments on foreign currency net investments	—	—	—	(163.8)	—	—	(163.8)	(2.0)	(165.8)
Net profit for the period	—	—	—	—	—	277.8	277.8	29.0	306.8
Dividends paid	—	—	—	—	—	—	—	(24.8)	(24.8)
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	43.5	43.5	—	43.5
Tax adjustment on share-based payments	—	—	—	—	—	8.9	8.9	—	8.9
Net movement in own shares held by ESOP Trusts	—	—	—	—	3.5	(23.8)	(20.3)	—	(20.3)
Gain on revaluation of available for sale investments	—	—	—	25.7	—	—	25.7	—	25.7
Recognition/remeasurement of financial instruments	—	—	—	(1.4)	—	(1.5)	(2.9)	—	(2.9)
Acquisition of subsidiaries[1]	—	—	—	—	—	(2.7)	(2.7)	2.6	(0.1)
Balance at 30 June 2012	126.7	142.4	2.2	(4,336.1)	(173.1)	11,058.8	6,820.9	235.8	7,056.7

Notes

The accompanying notes form an integral part of the unaudited condensed consolidated interim statement of changes in equity.

1 Acquisition of subsidiaries represents movements in retained earnings and non-controlling interests arising from increases in ownership of existing subsidiaries and recognition of non-controlling interests on new acquisitions.

Total comprehensive income relating to the period ended 30 June 2012 was £166.7 million (period ended 30 June 2011: £320.1 million; year ended 31 December 2011: £599.6 million).

Notes to the unaudited condensed consolidated interim financial statements

1.	Basis of accounting

The unaudited condensed consolidated interim financial statements are prepared under the historical cost convention, except for the revaluation of certain financial instruments as disclosed in our accounting policies.

2.	Accounting policies

The unaudited condensed consolidated interim financial statements comply with the recognition and measurement criteria of International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), IAS 34 Interim Financial Reporting and with the accounting policies of the Group which were set out on pages F-2 to F-7 of the 2011 Annual Report on Form 20-F. No changes have been made to the Group’s accounting policies in the period ended 30 June 2012.

The announcement of the interim results was approved by the board of directors on 30 August 2012.

3.	Currency conversion

The reporting currency of the Group is pound sterling and the unaudited consolidated financial statements have been prepared on this basis.

The 2012 unaudited condensed consolidated interim income statement is prepared using, among other currencies, average exchange rates of US$1.5774 to the pound (period ended 30 June 2011: US$1.6158; year ended 31 December 2011: US$1.6032) and €1.2156 to the pound (period ended 30 June 2011: €1.1525; year ended 31 December 2011: €1.1526). The unaudited condensed consolidated balance sheet as at 30 June 2012 has been prepared using the exchange rates on that day of US$1.5682 to the pound (30 June 2011: US$1.6067; 31 December 2011: US$1.5509) and €1.2396 to the pound (30 June 2011: €1.1071; 31 December 2011: €1.1967).

4.	Operating costs and share of results of associates

Operating costs include:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Staff costs	3,039.4	2,860.0	5,872.5
Establishment costs	342.7	330.4	674.1
Other operating costs	730.3	731.2	1,499.7
Total operating costs	4,112.4	3,921.6	8,046.3

Other operating costs include:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Amortisation and impairment of acquired intangible assets	82.3	83.3	172.0
Goodwill impairment	—	—	—
Losses/(gains) on disposal of investments	3.3	2.7	(0.4)
Gains on re-measurement of equity interest on acquisition of controlling interest	(3.5)	(25.4)	(31.6)
Investment write-downs	4.6	0.9	32.8

Notes to the unaudited condensed consolidated interim financial statements (continued)

4.	Operating costs and share of results of associates (continued)

Share of results of associates include:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Share of profit before interest and taxation	42.8	40.4	99.9
Share of exceptional gains/(losses)	0.1	(0.7)	2.1
Share of interest and non-controlling interests	(0.9)	(1.7)	(2.5)
Share of taxation	(14.0)	(13.5)	(33.4)
	28.0	24.5	66.1

5.	Finance income, finance costs and revaluation of financial instruments

Finance income includes:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Expected return on pension plan assets	15.0	16.5	32.6
Income from available for sale investments	0.1	0.2	0.6
Interest income	27.8	28.2	64.1
	42.9	44.9	97.3

Finance costs include:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year Ended 31 December 2011
	£m	£m	£m
Interest on pension plan liabilities	20.3	22.1	43.8
Interest on other long-term employee benefits	0.9	0.7	1.8
Interest payable and similar charges	124.9	123.0	251.6
	146.1	145.8	297.2

Revaluation of financial instruments include:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Movements in fair value of treasury instruments	(11.4)	(5.3)	(12.7)
Revaluation of put options over non-controlling interests	(6.1)	(15.2)	(30.9)
Revaluation of payments due to vendors (earnout agreements)	(5.0)	—	(6.4)
	(22.5)	(20.5)	(50.0)

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis

Reported contributions by operating sector were as follows:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m

Revenue
Advertising and Media Investment Management	2,044.2	1,927.1	4,157.2
Consumer Insight	1,191.3	1,177.3	2,458.0
Public Relations & Public Affairs	458.6	429.4	885.4
Branding & Identity, Healthcare and Specialist Communications	1,277.5	1,179.2	2,521.2
	4,971.6	4,713.0	10,021.8

Headline PBIT[1]
Advertising and Media Investment Management	283.3	236.1	667.9
Consumer Insight	83.8	88.7	258.7
Public Relations & Public Affairs	62.0	66.7	142.9
Branding & Identity, Healthcare and Specialist Communications	140.9	126.4	359.5
	570.0	517.9	1,429.0

Headline PBIT margin	%	%	%
Advertising and Media Investment Management	13.9	12.3	16.1
Consumer Insight	7.0	7.5	10.5
Public Relations & Public Affairs	13.5	15.5	16.1
Branding & Identity, Healthcare and Specialist Communications	11.0	10.7	14.3
	11.5	11.0	14.3

Total assets
Advertising and Media Investment Management	11,619.6	12,092.6	12,075.9
Consumer Insight	3,442.3	3,753.3	3,525.3
Public Relations & Public Affairs	1,822.3	1,728.6	1,825.0
Branding & Identity, Healthcare and Specialist Communications	5,313.8	5,086.1	5,147.6
Segment assets	22,198.0	22,660.6	22,573.8
Unallocated corporate assets[2]	1,517.5	1,931.9	2,121.1
	23,715.5	24,592.5	24,694.9

[1]	A reconciliation from reported PBIT (profit before interest and taxation) to headline PBIT is provided in note 18.
[2]	Unallocated corporate assets are corporate income tax recoverable, deferred tax assets and cash and short term deposits.

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis (continued)

Reported contributions by geographical area were as follows:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m

Revenue
United Kingdom	591.4	560.2	1,183.5
North America[2]	1,747.8	1,645.4	3,388.2
Western Continental Europe[3]	1,186.4	1,174.9	2,505.1
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	1,446.0	1,332.5	2,945.0
	4,971.6	4,713.0	10,021.8

Headline PBIT[1]
United Kingdom	72.7	73.5	165.3
North America[2]	239.3	209.2	525.6
Western Continental Europe[3]	95.5	94.2	284.0
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	162.5	141.0	454.1
	570.0	517.9	1,429.0

Headline PBIT margin	%	%	%
United Kingdom	12.3	13.1	14.0
North America[2]	13.7	12.7	15.5
Western Continental Europe[3]	8.0	8.0	11.3
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	11.2	10.6	15.4
	11.5	11.0	14.3

[1]	A reconciliation from reported PBIT to headline PBIT is provided in note 18.
[2]	North America includes the US with revenue of £1,631.3 million (period ended 30 June 2011: £1,530.3 million; year ended 31 December 2011: £3,149.9 million) and headline PBIT of £227.3 million (period ended 30 June 2011: £194.3 million; year ended 31 December 2011: £490.2 million).
[3]	Western Continental Europe includes Ireland with revenue of £18.4 million (period ended 30 June 2011: £19.7 million; year ended 31 December 2011: £40.3 million) and headline PBIT of £0.1 million (period ended 30 June 2011: £0.6 million; year ended 31 December 2011: £1.1 million).

Notes to the unaudited condensed consolidated interim financial statements (continued)

7.	Taxation

The tax rate on reported PBT (profit before tax) was 14.2% (30 June 2011: 21.4%; 31 December 2011: 9.1%).

The tax charge comprises:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Current tax
Current year	112.2	96.8	310.3
Prior years	(5.0)	(4.3)	(47.7)
Release of prior year provisions	—	—	(106.1)
Total current tax	107.2	92.5	156.5
Deferred tax
Current year	(4.3)	(0.6)	4.5
Net credit in relation to the amortisation of acquired intangible assets and other goodwill items	(52.0)	(20.4)	(72.4)
	(56.3)	(21.0)	(67.9)
Prior years	—	—	3.3
Total deferred tax	(56.3)	(21.0)	(64.6)
Tax charge	50.9	71.5	91.9

8.	Ordinary dividends

The Board has recommended a first interim dividend of 8.80p (2011: 7.46p) per ordinary share. This is expected to be paid on 12 November 2012 to share owners on the register at 12 October 2012.

The Board recommended a second interim dividend of 17.14p per ordinary share in respect of 2011. This was paid on 9 July 2012.

Following share owner approval at the Company’s General Meeting in 2011, the Board has put in place a Scrip Dividend Scheme which enables share owners to elect to receive new fully paid ordinary shares in the Company instead of cash dividends. This scheme commenced with the second interim dividend for 2010.

The Company continues to operate the Dividend Access Plan which allows share owners who have elected (or, by virtue of holding 100,000 or fewer shares, are deemed to have elected) to participate in the plan to receive cash dividends from a UK source without being subject to any Irish or UK withholding taxes.

Notes to the unaudited condensed consolidated interim financial statements (continued)

9.	Earnings per share

Basic EPS

The calculation of basic EPS is as follows:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
Earnings[1] (£m)	277.8	230.7	840.1
Average shares used in basic EPS calculation (m)	1,243.4	1,244.2	1,242.7
EPS	22.3p	18.5p	67.6p

[1]	Earnings is equivalent to profit for the period attributable to equity holders of the parent.

Diluted EPS

The calculation of diluted EPS is set out below:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
Diluted earnings (£m)	290.7	243.6	866.2
Shares used in diluted EPS calculation (m)	1,347.4	1,344.0	1,342.2
Diluted EPS	21.6p	18.1p	64.5p

Diluted EPS has been calculated based on the earnings amounts above. On 19 May 2009 the Group issued £450 million 5.75% convertible bonds due in 2014. For the six months ended 30 June 2012 these convertible bonds were dilutive and earnings were consequently increased by £12.9 million (period ended 30 June 2011: £12.9 million; year ended 31 December 2011: £26.1 million) for the purpose of the calculation of diluted earnings.

A reconciliation between the shares used in calculating basic and diluted EPS is as follows:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	m	m	m
Average shares used in basic EPS calculation	1,243.4	1,244.2	1,242.7
Dilutive share options outstanding	5.1	6.4	4.5
Other potentially issuable shares	22.4	16.9	18.5
£450 million 5.75% convertible bonds	76.5	76.5	76.5
Shares used in diluted EPS calculation	1,347.4	1,344.0	1,342.2

At 30 June 2012 there were 1,267,287,222 ordinary shares in issue.

Notes to the unaudited condensed consolidated interim financial statements (continued)

10.	Analysis of cash flows

The following tables analyse the items included within the main cash flow headings on page 3:

Net cash (outflow)/inflow from operating activities:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Profit for the period	306.8	262.8	916.5
Taxation	50.9	71.5	91.9
Revaluation of financial instruments	22.5	20.5	50.0
Finance costs	146.1	145.8	297.2
Finance income	(42.9)	(44.9)	(97.3)
Share of results of associates	(28.0)	(24.5)	(66.1)
Non-cash share-based incentive plans (including share options)	43.5	38.2	78.8
Depreciation of property, plant and equipment	93.1	89.1	185.8
Amortisation and impairment of acquired intangible assets	82.3	83.3	172.0
Amortisation of other intangible assets	18.4	12.5	25.7
Investment write-downs	4.6	0.9	32.8
Losses/(gains) on disposal of investments	3.3	2.7	(0.4)
Gains on re-measurement of equity interest on acquisition of controlling interest	(3.5)	(25.4)	(31.6)
Losses/(gains) on sale of property, plant and equipment	0.3	(1.0)	(0.9)
Movements in working capital and provisions[1]	(609.7)	(911.8)	(620.9)
Corporation and overseas tax paid	(143.0)	(126.5)	(247.9)
Interest and similar charges paid	(137.1)	(132.2)	(241.4)
Interest received	30.5	24.9	63.2
Investment income	0.1	0.2	0.6
Dividends from associates	25.3	23.9	57.2
	(136.5)	(490.0)	665.2

[1]

The Group typically experiences an outflow of working capital in the first half of the financial year and an inflow in the second half. This is primarily due to the seasonal nature of working capital flows associated with its media buying activities on behalf of clients.

Acquisitions and disposals:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Initial cash consideration	(65.2)	(163.7)	(352.3)
Cash and cash equivalents acquired (net)	1.9	64.5	98.8
Earnout payments	(48.8)	(53.0)	(150.0)
Loan note redemptions	(1.0)	(0.8)	(0.8)
Purchase of other investments (including associates)	(35.9)	(31.4)	(68.1)
Proceeds on disposal of investments	12.1	2.6	2.6
Acquisitions and disposals	(136.9)	(181.8)	(469.8)
Cash consideration for non-controlling interests	(3.3)	(46.9)	(62.6)
Net acquisition payments and investments	(140.2)	(228.7)	(532.4)

Notes to the unaudited condensed consolidated interim financial statements (continued)

10.	Analysis of cash flows (continued)

Share repurchases and buybacks:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Purchase of own shares by ESOP Trusts	(20.3)	(63.8)	(106.5)
Share cancellations	(45.9)	(15.5)	(45.9)
Shares purchased into treasury	—	(19.2)	(29.8)
	(66.2)	(98.5)	(182.2)

Net increase in borrowings:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Increase in drawings on bank loans	7.6	300.0	—
Repayment of debt acquired	—	(9.0)	(18.1)
Proceeds from issue of $500 million bonds	—	—	319.5
	7.6	291.0	301.4

Cash and cash equivalents:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Cash at bank and in hand	1,248.8	1,679.5	1,833.5
Short-term bank deposits	101.8	89.3	113.1
Overdrafts[1]	(378.9)	(681.6)	(518.4)
	971.7	1,087.2	1,428.2

[1]	Bank overdrafts are included in cash and cash equivalents because they form an integral part of the Group’s cash management.

11.	Goodwill and acquisitions

Goodwill in relation to subsidiary undertakings decreased by £45.0 million (30 June 2011: increased by £232.2 million) in the period. This movement includes both goodwill arising on acquisitions completed in the period and adjustments to goodwill relating to acquisitions completed in prior years, net of the effect of currency translation. Goodwill in relation to associate undertakings decreased by £1.1 million (30 June 2011: £14.2 million) in the period.

Future anticipated payments to vendors in respect of both deferred and earnout obligations totalled £276.8 million (period ended 30 June 2011: £233.0 million; year ended 31 December 2011: £234.1 million). Earnouts are based on the directors’ best estimates of future obligations, which are dependent on the future performance of the interests acquired and assume the operating companies improve profits in line with directors’ estimates.

Notes to the unaudited condensed consolidated interim financial statements (continued)

11.	Goodwill and acquisitions (continued)

The contribution to revenue and operating profit of acquisitions completed in the year was not material. There were no material acquisitions completed during the period. On 26 July 2012 the Company completed the acquisition of the assets of AKQA Holdings, Inc, a leading independent and awarded digital agency. The contribution to revenue and operating profit of AKQA will not be material. There were no other material acquisitions completed between 30 June 2012 and the date the interim financial statements were approved.

12.	Other intangible assets

The following are included in other intangibles:

	30 June 2012	30 June 2011	31 December 2011
	£m	£m	£m
Brands with an indefinite useful life	1,017.0	1,049.2	1,036.4
Acquired intangibles	668.1	787.6	741.4
Other (including capitalised computer software)	82.4	78.3	82.1
	1,767.5	1,915.1	1,859.9

13.	Trade and other receivables

Amounts falling due within one year:

	30 June 2012	30 June 2011	31 December 2011
	£m	£m	£m
Trade receivables	5,586.0	6,015.3	6,305.1
VAT and sales taxes recoverable	63.6	84.3	76.2
Prepayments and accrued income[1]	2,363.8	2,274.7	2,044.0
Other debtors[1]	520.3	533.9	494.4
	8,533.7	8,908.2	8,919.7

[1]	Comparative figures have been restated to be consistent with current year presentation.

Amounts falling due after more than one year:

	30 June 2012	30 June 2011	31 December 2011
	£m	£m	£m
Prepayments and accrued income	2.7	2.8	2.4
Other debtors	153.8	134.8	121.8
Fair value of derivatives	175.4	196.0	184.9
	331.9	333.6	309.1

Notes to the unaudited condensed consolidated interim financial statements (continued)

14.	Trade and other payables: amounts falling due within one year

	30 June 2012	30 June 2011	31 December 2011
	£m	£m	£m
Trade payables	6,777.7	7,115.2	7,292.7
Deferred income	968.1	1,036.6	1,002.3
Payments due to vendors (earnout agreements)	56.4	170.2	96.8
Liabilities in respect of put option agreements with vendors	78.4	80.0	79.2
Other creditors and accruals	2,385.0	2,481.0	2,694.5
	10,265.6	10,883.0	11,165.5

15.	Trade and other payables: amounts falling due after more than one year

	30 June 2012	30 June 2011	31 December 2011
	£m	£m	£m
Payments due to vendors (earnout agreements)	220.4	62.8	137.3
Liabilities in respect of put option agreements with vendors	90.6	92.9	89.1
Fair value of derivatives	150.0	104.6	139.9
Other creditors and accruals	177.4	182.3	186.8
	638.4	442.6	553.1

The following table sets out payments due to vendors, comprising deferred consideration and the directors’ best estimates of future earnout-related obligations:

	30 June 2012	30 June 2011	31 December 2011
	£m	£m	£m
Within one year	56.4	170.2	96.8
Between 1 and 2 years	37.9	31.5	31.6
Between 2 and 3 years	39.8	15.8	25.2
Between 3 and 4 years	35.2	6.1	18.6
Between 4 and 5 years	61.3	8.9	28.9
Over 5 years	46.2	0.5	33.0
	276.8	233.0	234.1

The following table sets out the movements of deferred and earnout related obligations during the period:

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
At the beginning of the period	234.1	275.3	275.3
Earnouts paid	(48.8)	(53.0)	(150.0)
New acquisitions	75.5	24.3	80.4
Revision of estimates taken to goodwill	15.5	(11.6)	25.9
Revaluation of payments due to vendors (note 5)	5.0	—	6.4
Exchange adjustments	(4.5)	(2.0)	(3.9)
At the end of the period	276.8	233.0	234.1

The Group does not consider there to be any material contingent liabilities as at 30 June 2012.

Notes to the unaudited condensed consolidated interim financial statements (continued)

16.	Issued share capital – movement in the period

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
Number of equity ordinary shares	m	m	m
At the beginning of the period	1,266.4	1,264.4	1,264.4
Exercise of share options	6.5	4.2	5.9
Share cancellations	(5.6)	(2.1)	(7.0)
Scrip dividend	—	—	3.1
At the end of the period	1,267.3	1,266.5	1,266.4

17.	Related party transactions

From time to time the Group enters into transactions with its associate undertakings. These transactions were not material for any of the periods presented.

18.	Reconciliation of profit before interest and taxation to headline PBIT

	Six months ended 30 June 2012	Six months ended 30 June 2011	Year ended 31 December 2011
	£m	£m	£m
Profit before interest and taxation	483.4	455.7	1,258.3
Amortisation and impairment of acquired intangible assets	82.3	83.3	172.0
Losses/(gains) on disposal of investments	3.3	2.7	(0.4)
Gains on re-measurement of equity interest on acquisition of controlling interest	(3.5)	(25.4)	(31.6)
Investment write-downs	4.6	0.9	32.8
Share of exceptional (gains)/losses of associates	(0.1)	0.7	(2.1)
Headline PBIT	570.0	517.9	1,429.0
Headline PBIT margin (as a percentage of revenue)	11.5%	11.0%	14.3%

19.	Going concern and liquidity risk

In considering going concern and liquidity risk, the directors have reviewed the Group’s future cash requirements and earnings projections. The directors believe these forecasts have been prepared on a prudent basis and have also considered the impact of a range of potential changes to trading performance. The directors have concluded that the Group should be able to operate within its current facilities and comply with its banking covenants for the foreseeable future and therefore believe it is appropriate to prepare the financial statements of the Group on a going concern basis.

Notes to the unaudited condensed consolidated interim financial statements (continued)

19.	Going concern and liquidity risk (continued)

At 30 June 2012, the Group has access to £4.8 billion of committed bank facilities with maturity dates spread over the years 2012 to 2021 as illustrated below:

	Maturity by year
		2012	2013	2014	2015	2016	2017	2018+
	£m	£m	£m	£m	£m	£m	£m	£m
US bond $812m (4.75% ’21)	518.0							518.0
£ bonds £200m (6.375% ’20)	200.0							200.0
£ bonds £400m (6.0% ’17)	400.0						400.0
Bank revolver ($1,050m and £375m)	1,044.6					1,044.6
Eurobonds €750m (6.625% ’16)	605.0					605.0
Eurobonds €500m (5.25% ’15)	403.4				403.4
£450m convertible bonds (5.75% ’14)	450.0			450.0
US bond $600m (8.0% ’14)	382.6			382.6
US bond $369m (5.875% ’14)	235.1			235.1
Eurobonds €600m (4.375% ’13)	484.0		484.0
TNS private placements $55m	35.1	19.1		16.0
Total committed facilities available	4,757.8	19.1	484.0	1,083.7	403.4	1,649.6	400.0	718.0
Drawn down facilities at 30 June 2012	3,799.6	19.1	484.0	1,083.7	403.4	691.4	400.0	718.0
Undrawn committed credit facilities	958.2

The Group’s borrowings are evenly distributed between fixed and floating rate debt. Given the strong cash generation of the business, its debt maturity profile and available facilities, the directors believe the Group has sufficient liquidity to match its requirements for the foreseeable future.

Treasury management

The Group’s treasury activities are principally concerned with monitoring of working capital, managing external and internal funding requirements and monitoring and managing financial market risks, in particular risks from movements in interest and foreign exchange rates.

The Group’s risk management policies relating to foreign currency risk, interest rate risk, liquidity risk, capital risk and credit risk are presented in the notes to the consolidated financial statements of the 2011 Annual Report on Form 20-F and in the opinion of the Board remain relevant for the remaining six months of the year.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Condensed consolidating financial information

In November 2011, WPP Finance 2010 issued $812 million of 4.75% bonds due November 2021, with WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited as subsidiary guarantors. $312 million of these bonds were issued in exchange for $281 million of the 5.875% bonds due June 2014 which were issued by WPP Finance (UK). Consequently, the amount in issue of the 5.875% bonds due June 2014 has reduced to $369 million from the previous $650 million.

WPP Finance (UK) is the issuer of $369 million of 5.875% bonds due June 2014, with WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, and Young & Rubicam Brands US Holdings as subsidiary guarantors, previously registered under the Securities Act of 1933. A Form 15 giving notice of termination of registration was filed with the SEC in relation to this security on 2 August 2006. In June 2009 WPP Finance (UK) issued $600 million of 8% bonds due September 2014, with WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited as subsidiary guarantors.

The issuers and guarantors of the bonds (issuers and subsidiary guarantors are 100% owned by WPP plc) are each subject to the reporting requirements under section 15(d) of the Securities Exchange Act of 1934. In accordance with SEC Rule 3-10, condensed consolidating financial information containing financial information for WPP Finance (UK), WPP Finance 2010 and the guarantors is presented beginning on page 19. Condensed consolidating financial information is prepared in accordance with IFRS, except to the extent that, in the parent company, subsidiary issuer and subsidiary guarantors columns investments in subsidiaries are accounted for under the equity method of accounting. Under the equity method, earnings of subsidiaries are reflected as “share of results of subsidiaries” in the income statement and as “investment in subsidiaries” in the balance sheet, as required by the SEC.

Although the $600 million and $812 million bonds do not have the identical subsidiary guarantor structure to the $369 million bonds, the exclusion of the financial information of Young & Rubicam Brands US Holdings has no financial impact on the columns presented in the condensed consolidating financial information for the year ended 31 December 2011, and six months ended 30 June 2012 and 2011, as it is an indirect wholly owned subsidiary of WPP Air 1 Limited with no operations or cash flows of its own and its sole assets are its interests in certain operating subsidiaries.

In the event that WPP Finance (UK) and WPP Finance 2010 fail to pay the holders of the securities, thereby requiring WPP plc, WPP 2008 Limited, WPP 2005 Limited, Young & Rubicam Brands US Holdings or WPP Air 1 Limited to make payment pursuant to the terms of its full and unconditional, and joint and several guarantee of those securities, there is no impediment to WPP plc, WPP 2008 Limited, WPP 2005 Limited, Young & Rubicam Brands US Holdings or WPP Air 1 Limited in obtaining reimbursement for any such payments from WPP Finance (UK) and WPP Finance 2010.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Condensed consolidating financial information (continued)

Condensed consolidating income statement information

For the six months ended 30 June 2012, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	4,971.6	—	4,971.6
Direct costs	—	—	—	—	(403.8)	—	(403.8)
Gross profit	—	—	—	—	4,567.8	—	4,567.8
Operating costs	(2.8)	(30.9)	—	—	(4,078.7)	—	(4,112.4)
Operating profit/(loss)	(2.8)	(30.9)	—	—	489.1	—	455.4
Share of results of subsidiaries	302.5	416.9	(1.2)	—	—	(718.2)	—
Share of results of associates	—	—	—	—	28.0	—	28.0
Profit/(loss) before interest and taxation	299.7	386.0	(1.2)	—	517.1	(718.2)	483.4
Finance income	—	34.9	19.1	11.3	(22.4)	—	42.9
Finance costs	(21.9)	(118.5)	(28.3)	(12.5)	35.1	—	(146.1)
Revaluation of financial instruments	—	(1.7)	—	—	(20.8)	—	(22.5)
Profit/(loss) before taxation	277.8	300.7	(10.4)	(1.2)	509.0	(718.2)	357.7
Taxation	—	1.8	—	—	(52.7)	—	(50.9)
Profit/(loss) for the period	277.8	302.5	(10.4)	(1.2)	456.3	(718.2)	306.8

Attributable to:
Equity holders of the parent	277.8	302.5	(10.4)	(1.2)	427.3	(718.2)	277.8
Non-controlling interests	—	—	—	—	29.0	—	29.0
	277.8	302.5	(10.4)	(1.2)	456.3	(718.2)	306.8

For the six months ended 30 June 2011, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	4,713.0	—	4,713.0
Direct costs	—	—	—	—	(360.2)	—	(360.2)
Gross profit	—	—	—	—	4,352.8	—	4,352.8
Operating costs	(2.5)	(38.2)	—	—	(3,880.9)	—	(3,921.6)
Operating profit/(loss)	(2.5)	(38.2)	—	—	471.9	—	431.2
Share of results of subsidiaries	252.8	398.3	—	—	—	(651.1)	—
Share of results of associates	—	—	—	—	24.5	—	24.5
Profit before interest and taxation	250.3	360.1	—	—	496.4	(651.1)	455.7
Finance income	—	50.0	2.0	—	(7.1)	—	44.9
Finance costs	(19.6)	(160.7)	(27.5)	—	62.0	—	(145.8)
Revaluation of financial instruments	—	2.4	—	—	(22.9)	—	(20.5)
Profit/(loss) before taxation	230.7	251.8	(25.5)	—	528.4	(651.1)	334.3
Taxation	—	1.0	—	—	(72.5)	—	(71.5)
Profit/(loss) for the period	230.7	252.8	(25.5)	—	455.9	(651.1)	262.8

Attributable to:
Equity holders of the parent	230.7	252.8	(25.5)	—	423.8	(651.1)	230.7
Non-controlling interests	—	—	—	—	32.1	—	32.1
	230.7	252.8	(25.5)	—	455.9	(651.1)	262.8

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Condensed consolidating financial information (continued)

Condensed consolidating income statement information (continued)

For the year ended 31 December 2011, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	10,021.8	—	10,021.8
Direct costs	—	—	—	—	(783.3)	—	(783.3)
Gross profit	—	—	—	—	9,238.5	—	9,238.5
Operating costs	(5.5)	(62.5)	—	—	(7,978.3)	—	(8,046.3)
Operating profit/(loss)	(5.5)	(62.5)	—	—	1,260.2	—	1,192.2
Share of results of subsidiaries	886.4	1,148.8	(1.9)	—	—	(2,033.3)	—
Share of results of associates	—	—	—	—	66.1	—	66.1
Profit/(loss) before interest and taxation	880.9	1,086.3	(1.9)	—	1,326.3	(2,033.3)	1,258.3
Finance income	—	60.8	3.9	0.8	31.8	—	97.3
Finance costs	(40.8)	(268.5)	(75.0)	(2.7)	89.8	—	(297.2)
Revaluation of financial instruments	—	4.7	—	—	(54.7)	—	(50.0)
Profit/(loss) before taxation	840.1	883.3	(73.0)	(1.9)	1,393.2	(2,033.3)	1,008.4
Taxation	—	3.1	—	—	(95.0)	—	(91.9)
Profit/(loss) for the year	840.1	886.4	(73.0)	(1.9)	1,298.2	(2,033.3)	916.5

Attributable to:
Equity holders of the parent	840.1	886.4	(73.0)	(1.9)	1,221.8	(2,033.3)	840.1
Non-controlling interests	—	—	—	—	76.4	—	76.4
	840.1	886.4	(73.0)	(1.9)	1,298.2	(2,033.3)	916.5

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Condensed consolidating financial information (continued)

Condensed consolidating statement of comprehensive income

For the six months ended 30 June 2012, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the period	277.8	302.5	(10.4)	(1.2)	456.3	(718.2)	306.8
Exchange adjustments on foreign currency net investments	(163.8)	(163.8)	1.7	—	(171.0)	331.1	(165.8)
Gain on revaluation of available for sale investments	25.7	25.7	—	—	25.7	(51.4)	25.7
Actuarial loss on defined benefit pension plans	—	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—	—
Other comprehensive (loss)/income relating to the period	(138.1)	(138.1)	1.7	—	(145.3)	279.7	(140.1)
Total comprehensive income/(loss) relating to the period	139.7	164.4	(8.7)	(1.2)	311.0	(438.5)	166.7

Attributable to:
Equity holders of the parent	139.7	164.4	(8.7)	(1.2)	284.0	(438.5)	139.7
Non-controlling interests	—	—	—	—	27.0	—	27.0
	139.7	164.4	(8.7)	(1.2)	311.0	(438.5)	166.7

For the six months ended 30 June 2011, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the period	230.7	252.8	(25.5)	—	455.9	(651.1)	262.8
Exchange adjustments on foreign currency net investments	60.3	60.3	2.2	—	48.0	(113.0)	57.8
Loss on revaluation of available for sale investments	(0.5)	(0.5)	—	—	(0.5)	1.0	(0.5)
Actuarial loss on defined benefit pension plans	—	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—	—
Other comprehensive income relating to the period	59.8	59.8	2.2	—	47.5	(112.0)	57.3
Total comprehensive income/(loss) relating to the period	290.5	312.6	(23.3)	—	503.4	(763.1)	320.1

Attributable to:
Equity holders of the parent	290.5	312.6	(23.3)	—	473.8	(763.1)	290.5
Non-controlling interests	—	—	—	—	29.6	—	29.6
	290.5	312.6	(23.3)	—	503.4	(763.1)	320.1

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Condensed consolidating financial information (continued)

Condensed consolidating statement of comprehensive income (continued)

For the six months ended 31 December 2011, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the year	840.1	886.4	(73.0)	(1.9)	1,298.2	(2,033.3)	916.5
Exchange adjustments on foreign currency net investments	(250.0)	(250.0)	(3.0)	(0.1)	(248.1)	494.9	(256.3)
Gain on revaluation of available for sale investments	11.3	11.3	—	—	11.3	(22.6)	11.3
Actuarial loss on defined benefit pension plans	(72.0)	(72.0)	—	—	(72.0)	144.0	(72.0)
Deferred tax on defined benefit pension plans	0.1	0.1	—	—	0.1	(0.2)	0.1
Other comprehensive loss relating to the year	(310.6)	(310.6)	(3.0)	(0.1)	(308.7)	616.1	(316.9)
Total comprehensive income/(loss) relating to the year	529.5	575.8	(76.0)	(2.0)	989.5	(1,417.2)	599.6

Attributable to:
Equity holders of the parent	529.5	575.8	(76.0)	(2.0)	919.4	(1,417.2)	529.5
Non-controlling interests	—	—	—	—	70.1	—	70.1
	529.5	575.8	(76.0)	(2.0)	989.5	(1,417.2)	599.6

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Condensed consolidating financial information (continued)

Condensed consolidating cash flow statement information

For the six months ended 30 June 2012, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash (outflow)/inflow from operating activities	(19.3)	877.1	(643.8)	(13.9)	(336.6)	—	(136.5)
Investing activities
Acquisitions and disposals	—	—	—	—	(136.9)	—	(136.9)
Purchase of property, plant and equipment	—	(3.7)	—	—	(93.5)	—	(97.2)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	—	(19.0)	—	(19.0)
Proceeds on disposal of property, plant and equipment	—	—	—	—	5.3	—	5.3
Net cash outflow from investing activities	—	(3.7)	—	—	(244.1)	—	(247.8)
Financing activities
Share option proceeds	37.4	—	—	—	—	—	37.4
Cash consideration for non-controlling interests	—	—	—	—	(3.3)	—	(3.3)
Share repurchases and buybacks	(46.0)	—	—	—	(20.2)	—	(66.2)
Net increase in borrowings	—	—	—	—	7.6	—	7.6
Financing and share issue costs	—	—	—	(0.2)	(0.2)	—	(0.4)
Capital Contribution (paid)/received	—	—	—	—	—	—	—
Equity dividends paid	—	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(24.8)	—	(24.8)
Net cash outflow from financing activities	(8.6)	—	—	(0.2)	(40.9)	—	(49.7)
Net (decrease)/increase in cash and cash equivalents	(27.9)	873.4	(643.8)	(14.1)	(621.6)	—	(434.0)
Translation differences	—	4.3	(7.5)	—	(19.3)	—	(22.5)
Cash and cash equivalents at beginning of period	(144.4)	(2,923.5)	679.6	—	3,816.5	—	1,428.2
Cash and cash equivalents at end of period	(172.3)	(2,045.8)	28.3	(14.1)	3,175.6	—	971.7

For the six months ended 30 June 2011, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash outflow from operating activities	(70.3)	(198.4)	(24.7)	—	(196.6)	—	(490.0)
Investing activities
Acquisitions and disposals	—	—	—	—	(181.8)	—	(181.8)
Purchase of property, plant and equipment	—	(2.1)	—	—	(90.8)	—	(92.9)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	—	(13.7)	—	(13.7)
Proceeds on disposal of property, plant and equipment	—	—	—	—	7.3	—	7.3
Net cash outflow from investing activities	—	(2.1)	—	—	(279.0)	—	(281.1)
Financing activities
Share option proceeds	23.4	—	—	—	0.1	—	23.5
Cash consideration for non-controlling interests	—	—	—	—	(46.9)	—	(46.9)
Share repurchases and buybacks	(34.7)	—	—	—	(63.8)	—	(98.5)
Net increase in borrowings	—	—	—	—	291.0	—	291.0
Financing and share issue costs	—	—	—	—	(1.0)	—	(1.0)
Capital Contribution (paid)/received	—	—	—	—	—	—	—
Equity dividends paid	—	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(28.7)	—	(28.7)
Net cash inflow/(outflow) from financing activities	(11.3)	—	—	—	150.7	—	139.4
Net decrease in cash and cash equivalents	(81.6)	(200.5)	(24.7)	—	(324.9)	—	(631.7)
Translation differences	—	62.6	(21.4)	—	(32.1)	—	9.1
Cash and cash equivalents at beginning of period	1.4	(2,839.2)	722.0	—	3,825.6	—	1,709.8
Cash and cash equivalents at end of period	(80.2)	(2,977.1)	675.9	—	3,468.6	—	1,087.2

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Condensed consolidating financial information (continued)

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2011, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	474.2	(404.7)	155.3	(518.3)	958.7	—	665.2
Investing activities
Acquisitions and disposals	—	—	—	—	(469.8)	—	(469.8)
Purchase of property, plant and equipment	—	(5.0)	—	—	(211.1)	—	(216.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	—	(37.1)	—	(37.1)
Proceeds on disposal of property, plant and equipment	—	0.5	—	—	12.7	—	13.2
Net cash outflow from investing activities	—	(4.5)	—	—	(705.3)	—	(709.8)
Financing activities
Share option proceeds	28.8	—	—	—	—	—	28.8
Cash consideration for non-controlling interests	—	—	—	—	(62.6)	—	(62.6)
Share repurchases and buybacks	(75.7)	—	—	—	(106.5)	—	(182.2)
Net increase/(decrease) in borrowings	—	—	(201.4)	523.8	(21.0)	—	301.4
Financing and share issue costs	—	—	—	(5.5)	(6.4)	—	(11.9)
Capital contribution (paid)/received	(554.9)	475.1	—	—	79.8	—	—
Equity dividends paid	(18.0)	(121.0)	—	—	(79.4)	—	(218.4)
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(62.2)	—	(62.2)
Net cash (outflow)/inflow from financing activities	(619.8)	354.1	(201.4)	518.3	(258.3)	—	(207.1)
Net decrease in cash and cash equivalents	(145.6)	(55.1)	(46.1)	—	(4.9)	—	(251.7)
Translation differences	(0.2)	(29.2)	3.7	—	(4.2)	—	(29.9)
Cash and cash equivalents at beginning of year	1.4	(2,839.2)	722.0	—	3,825.6	—	1,709.8
Cash and cash equivalents at end of year	(144.4)	(2,923.5)	679.6	—	3,816.5	—	1,428.2

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Condensed consolidating financial information (continued)

Condensed consolidating balance sheet information

At 30 June 2012, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,385.8	—	9,385.8
Other	—	—	—	—	1,767.5	—	1,767.5
Property, plant and equipment	—	10.4	—	—	706.8	—	717.2
Investment in subsidiaries	7,541.0	13,571.8	—	—	—	(21,112.8)	—
Interests in associates and joint ventures	—	—	—	—	838.7	—	838.7
Other investments	—	—	—	—	212.8	—	212.8
Deferred tax assets	—	—	—	—	84.9	—	84.9
Trade and other receivables	—	122.3	—	—	209.6	—	331.9
	7,541.0	13,704.5	—	—	13,206.1	(21,112.8)	13,338.8
Current assets
Inventory and work in progress	—	—	—	—	410.4	—	410.4
Corporate income tax recoverable	—	—	—	—	82.0	—	82.0
Trade and other receivables	0.5	111.0	0.8	—	8,421.4	—	8,533.7
Cash and short-term deposits	0.5	1,749.4	28.3	—	3,554.3	(3,981.9)	1,350.6
	1.0	1,860.4	29.1	—	12,468.1	(3,981.9)	10,376.7
Current liabilities
Trade and other payables	(5.5)	(51.5)	(9.5)	(3.1)	(10,196.0)	—	(10,265.6)
Corporate income tax payable	—	—	—	—	(66.2)	—	(66.2)
Bank overdrafts and loans	(172.8)	(3,795.2)	—	(14.1)	(397.6)	3,981.9	(397.8)
	(178.3)	(3,846.7)	(9.5)	(17.2)	(10,659.8)	3,981.9	(10,729.6)
Net current (liabilities)/assets	(177.3)	(1,986.3)	19.6	(17.2)	1,808.3	—	(352.9)
Total assets less current liabilities	7,363.7	11,718.2	19.6	(17.2)	15,014.4	(21,112.8)	12,985.9

Non-current liabilities
Bonds and bank loans	(429.6)	(1,543.6)	(615.5)	(512.6)	(712.8)	—	(3,814.1)
Trade and other payables	—	(97.8)	(3.2)	—	(540.6)	3.2	(638.4)
Corporate income tax payable	—	—	—	—	(383.2)	—	(383.2)
Deferred tax liabilities	—	—	—	—	(671.3)	—	(671.3)
Provisions for post-employment benefits	—	—	—	—	(277.4)	—	(277.4)
Provisions for liabilities and charges	—	—	—	—	(144.8)	—	(144.8)
	(429.6)	(1,641.4)	(618.7)	(512.6)	(2,730.1)	3.2	(5,929.2)
Net intercompany (payable)/receivable	(113.2)	(2,535.8)	431.7	526.6	1,690.7	—	—
Net assets/(liabilities)	6,820.9	7,541.0	(167.4)	(3.2)	13,975.0	(21,109.6)	7,056.7

Attributable to:
Equity share owners’ funds	6,820.9	7,541.0	(167.4)	(3.2)	13,739.2	(21,109.6)	6,820.9
Non-controlling interests	—	—	—	—	235.8	—	235.8
Total equity	6,820.9	7,541.0	(167.4)	(3.2)	13,975.0	(21,109.6)	7,056.7

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Condensed consolidating financial information (continued)

Condensed consolidating balance sheet information (continued)

At 30 June 2011, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,338.5	—	9,338.5
Other	—	—	—	—	1,915.1	—	1,915.1
Property, plant and equipment	—	5.4	—	—	702.0	—	707.4
Investment in subsidiaries	6,750.5	13,068.5	—	—	—	(19,819.0)	—
Interests in associates and joint ventures	—	—	—	—	775.3	—	775.3
Other investments	—	—	—	—	199.5	—	199.5
Deferred tax assets	—	—	—	—	79.8	—	79.8
Trade and other receivables	—	130.9	—	—	202.7	—	333.6
	6,750.5	13,204.8	—	—	13,212.9	(19,819.0)	13,349.2
Current assets
Inventory and work in progress	—	—	—	—	483.0	—	483.0
Corporate income tax recoverable	—	—	—	—	83.3	—	83.3
Trade and other receivables	0.7	89.3	2.3	—	8,815.9	—	8,908.2
Cash and short-term deposits	1.2	1,071.4	675.9	—	4,068.8	(4,048.5)	1,768.8
	1.9	1,160.7	678.2	—	13,451.0	(4,048.5)	11,243.3
Current liabilities
Trade and other payables	(7.4)	(51.3)	(9.8)	—	(10,814.5)	—	(10,883.0)
Corporate income tax payable	—	—	—	—	(75.8)	—	(75.8)
Bank overdrafts and loans	(81.4)	(4,048.5)	—	—	(609.2)	4,048.5	(690.6)
	(88.8)	(4,099.8)	(9.8)	—	(11,499.5)	4,048.5	(11,649.4)
Net current (liabilities)/assets	(86.9)	(2,939.1)	668.4	—	1,951.5	—	(406.1)
Total assets less current liabilities	6,663.6	10,265.7	668.4	—	15,164.4	(19,819.0)	12,943.1

Non-current liabilities
Bonds and bank loans	(418.7)	(1,670.3)	(774.4)	—	(1,093.9)	—	(3,957.3)
Trade and other payables	—	(108.6)	—	—	(334.0)	—	(442.6)
Corporate income tax payable	—	—	—	—	(508.9)	—	(508.9)
Deferred tax liabilities	—	—	—	—	(730.9)	—	(730.9)
Provisions for post-employment benefits	—	—	—	—	(241.5)	—	(241.5)
Provisions for liabilities and charges	—	—	—	—	(152.9)	—	(152.9)
	(418.7)	(1,778.9)	(774.4)	—	(3,062.1)	—	(6,034.1)
Net intercompany receivable/(payable)	449.4	(1,736.3)	—	—	1,286.9	—	—
Net assets/(liabilities)	6,694.3	6,750.5	(106.0)	—	13,389.2	(19,819.0)	6,909.0

Attributable to:
Equity share owners’ funds	6,694.3	6,750.5	(106.0)	—	13,174.5	(19,819.0)	6,694.3
Non-controlling interests	—	—	—	—	214.7	—	214.7
Total equity	6,694.3	6,750.5	(106.0)	—	13,389.2	(19,819.0)	6,909.0

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Condensed consolidating financial information (continued)

Condensed consolidating balance sheet information (continued)

At 31 December 2011, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,430.8	—	9,430.8
Other	—	—	—	—	1,859.9	—	1,859.9
Property, plant and equipment	—	8.0	—	—	720.3	—	728.3
Investment in subsidiaries	7,350.0	13,282.1	—	—	—	(20,632.1)	—
Interests in associates and joint ventures	—	—	—	—	801.3	—	801.3
Other investments	—	—	—	—	190.8	—	190.8
Deferred tax assets	—	—	—	—	86.0	—	86.0
Trade and other receivables	—	128.9	—	—	180.2	—	309.1
	7,350.0	13,419.0	—	—	13,269.3	(20,632.1)	13,406.2
Current assets
Inventory and work in progress	—	—	—	—	333.9	—	333.9
Corporate income tax recoverable	—	—	—	—	88.5	—	88.5
Trade and other receivables	—	109.4	2.1	0.2	8,808.0	—	8,919.7
Cash and short-term deposits	0.5	1,123.9	679.6	—	4,334.9	(4,192.3)	1,946.6
	0.5	1,233.3	681.7	0.2	13,565.3	(4,192.3)	11,288.7
Current liabilities
Trade and other payables	(5.2)	(87.5)	(9.6)	(4.0)	(11,059.2)	—	(11,165.5)
Corporate income tax payable	—	—	—	—	(113.4)	—	(113.4)
Bank overdrafts and loans	(144.9)	(4,047.4)	—	—	(518.4)	4,192.3	(518.4)
	(150.1)	(4,134.9)	(9.6)	(4.0)	(11,691.0)	4,192.3	(11,797.3)
Net current (liabilities)/assets	(149.6)	(2,901.6)	672.1	(3.8)	1,874.3	—	(508.6)
Total assets less current liabilities	7,200.4	10,517.4	672.1	(3.8)	15,143.6	(20,632.1)	12,897.6

Non-current liabilities
Bonds and bank loans	(424.0)	(1,586.4)	(621.9)	(518.3)	(742.4)	—	(3,893.0)
Trade and other payables	—	(109.5)	(2.0)	—	(443.6)	2.0	(553.1)
Corporate income tax payable	—	—	—	—	(379.5)	—	(379.5)
Deferred tax liabilities	—	—	—	—	(741.4)	—	(741.4)
Provisions for post-employment benefits	—	—	—	—	(282.3)	—	(282.3)
Provisions for liabilities and charges	—	—	—	—	(154.0)	—	(154.0)
	(424.0)	(1,695.9)	(623.9)	(518.3)	(2,743.2)	2.0	(6,003.3)
Net intercompany (payable)/receivable	(113.1)	(1,471.5)	(206.9)	520.1	1,271.4	—	—
Net assets/(liabilities)	6,663.3	7,350.0	(158.7)	(2.0)	13,671.8	(20,630.1)	6,894.3

Attributable to:
Equity share owners’ funds	6,663.3	7,350.0	(158.7)	(2.0)	13,440.8	(20,630.1)	6,663.3
Non-controlling interests	—	—	—	—	231.0	—	231.0
Total equity	6,663.3	7,350.0	(158.7)	(2.0)	13,671.8	(20,630.1)	6,894.3

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited and Young & Rubicam Brands US Holdings.